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                                                                  EXHIBIT 10.48

                                                                  EXECUTION COPY

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                     100% QUOTA SHARE RETROCESSION AGREEMENT
                              (NON-TRADITIONAL-D-2)

                                 BY AND BETWEEN

                        MOUNTAIN RIDGE INSURANCE COMPANY

                                  (RETROCEDANT)

                                       and

                     PLATINUM UNDERWRITERS REINSURANCE, INC.

                               (RETROCESSIONAIRE)

                          DATED AS OF NOVEMBER 1, 2002

         THIS QUOTA SHARE RETROCESSION AGREEMENT (this "Agreement"), effective as of 12:01 a.m. New York time on the day following the Closing (such term and all other capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Formation and Separation Agreement, as defined below; such time the "Effective Time", and such date the "Effective Date"), is made by and between MOUNTAIN RIDGE INSURANCE COMPANY, a Vermont domiciled insurance company ("Retrocedant"), and PLATINUM UNDERWRITERS REINSURANCE, INC. (formerly known as USF&G Family Insurance Company), a Maryland domiciled stock insurance company ("Retrocessionaire").

         WHEREAS, pursuant to a Formation and Separation Agreement dated as of October 28, 2002 (the "Formation and Separation Agreement") between Platinum Underwriters Holdings, Ltd. ("Platinum Holdings"), the ultimate parent of Retrocessionaire and The St. Paul Companies, Inc. ("The St. Paul"), the ultimate parent

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of Retrocedant, Platinum Holdings acquired one hundred percent (100%) of the issued and outstanding Shares; and

         WHEREAS, pursuant to the Formation and Separation Agreement, The St. Paul agreed to cause its insurance subsidiaries to cede specified liabilities under certain reinsurance contracts of The St. Paul's insurance subsidiaries; and Platinum Holdings agreed to cause its insurance subsidiaries to reinsure such liabilities; and

         WHEREAS, Retrocedant has agreed to retrocede to Retrocessionaire, and Retrocessionaire has agreed to assume by indemnity reinsurance, as of the Effective Time, a one hundred percent (100%) quota share of the liabilities arising pursuant to the Reinsurance Contracts (as defined hereunder), subject to the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                          BUSINESS COVERED; EXCLUSIONS

         Retrocedant hereby obligates itself to retrocede to Retrocessionaire and Retrocessionaire hereby obligates itself to accept, pursuant to the terms of this Agreement, a one hundred percent (100%) quota share of any and all liabilities incurred by Retrocedant on or after January 1, 2002 but not yet paid as of the Effective Time, net of Inuring Retrocessions (as defined in Section
7.01 herein), under all multi-year aggregate excess of loss reinsurance agreements, including both the main contract and the supplemental contracts with Liberty Mutual Insurance Company or all renewals thereof entered into pursuant to the Underwriting Management Agreement of even date hereof, between Retrocedant and Retrocessionaire (the "Reinsurance Contracts") for Sections B, C and D, as defined in the Reinsurance Contracts, identified on Schedule A hereto (solely for the convenience of the parties, Exhibit A-1 sets forth Loss Reserves (as defined in Exhibit A-2 hereto), over all such Reinsurance Contracts, by Class of Business (as defined below), each as of June 30, 2002).

         Notwithstanding the foregoing, Retrocedant shall retain all liabilities for ceding commission and brokerage fees up to the carrying value of the related reserves on the books of the Retrocedant as of September 30, 2002 (the "Initial Ceding Commission Reserves"), and as finally determined pursuant to the provisions of Article IV herein. All liabilities for ceding commissions and brokerage fees in excess of such carrying value shall be assumed by Retrocessionaire, as provided for above.

         Notwithstanding the foregoing, Retrocedant will retain all liabilities arising under any Reinsurance Contract relating to or emanating from the losses caused by the European Floods in August 2002 (the "Flood Liabilities").

         With respect to any named storm(s) (which are Tropical Prediction Center designated named storms) in existence as of the Effective Time which cause insured damage within 10 days of the Effective Date, except as provided for herein, Retrocedant

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shall retrocede one hundred percent (100%) quota share of losses arising from all such storms, net of the inuring benefit of Inuring Retrocessions as allocated pursuant to Exhibits D and F (but excluding the inuring benefit of the Holborn aggregate cover referenced as Item 13 in Exhibit C) to Retrocessionaire and Retrocessionaire shall accept one hundred percent (100%) quota share of such losses. However, Retrocedant shall retain $25,000,000 of losses, in the aggregate, net of the inuring benefit of Inuring Retrocessions as allocated pursuant to Exhibits D and F, in excess of the first $25,000,000, net of the inuring benefit of Inuring Retrocessions as allocated pursuant to Exhibits D and F, that Retrocessionaire assumes. Retrocedant shall use commercially reasonable efforts to arrange, on behalf of Retrocessionaire, third party retrocessional coverage for losses arising from such named storms in excess of $50,000,000 in the aggregate, net of the inuring benefit of Inuring Retrocessions as allocated pursuant to Exhibits D and F. The cost of such coverage shall not exceed $5 million with such cost shared equally by Retrocedant and Retrocessionaire. The amount of such coverage shall be $100,000,000 or such lesser amount as may be available on the specified terms. It is understood that the calculation of any losses or retentions by the Retrocedant or the Retrocessionaire, as the case may be, pursuant to this subparagraph shall include all losses or retentions, respectively, with respect to all subsidiaries of The St. Paul or Platinum Holdings, as the case may be, under any Quota Share Retrocession Agreement, as defined in the Formation and Separation Agreement, between any subsidiary of The St. Paul, as cedant, and a subsidiary of Platinum Holdings as retrocessionaire.

         The Flood Liabilities and the liabilities in respect of the named storms, as described above retained by Retrocedant as specified above (collectively, the "Excluded Losses") shall not be subject to this Agreement.

         No retrocession shall attach with respect to any contracts of reinsurance of any kind or type whatsoever issued and/or assumed by Retrocedant, other than the Reinsurance Contracts.

                                   ARTICLE II

                                      TERM

         This Agreement shall be continuous as to the Reinsurance Contracts. Except as mutually agreed in writing by the Retrocedant and the Retrocessionaire, this Agreement shall remain continuously in force until all the Reinsurance Contracts are terminated, expired, cancelled or commuted.

                                  ARTICLE III

                                    COVERAGE

         SECTION 3.01 Section A (Retrospective) Coverage Period. The Section A (Retrospective) Coverage Period will be the period from and including January 1, 2002 to but not including the Effective Time.

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         SECTION 3.02      Section B (Prospective) Coverage Period. The
Section B (Prospective) Coverage Period will be the period from and including the Effective Time through the commutation, expiration or final settlement of all liabilities under any of the Reinsurance Contracts.

                                   ARTICLE IV

                      PREMIUMS AND ADDITIONAL CONSIDERATION

         SECTION 4.01      Section A (Retrospective) Coverage Period -- Premium.

         (a) On the Effective Date, in respect of the Section A (Retrospective) Coverage Period, Retrocedant shall pay to the account of Retrocessionaire an aggregate amount representing the sum of all amounts related and specifically allocated to each individual Class of Business (the "Initial Section A Premium") equal to one hundred percent (100%) of the carrying value on the books of the Retrocedant as of September 30, 2002, of the aggregate of all Loss Reserves relating to the Reinsurance Contracts, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of December 31, 2001 as filed with the Vermont Department of Banking, Insurance, Securities and Health Care Administration (consistent with the methods, principles, practices and policies applied at June 30, 2002) and as submitted to The St. Paul, provided, that in no event shall such amount be less than Retrocedant's good faith estimate, based upon due investigation by the Retrocedant, as of the date at which such calculation is being made, of all Loss Reserves relating to the Reinsurance Contracts by applicable Class of Business that would be required (i) in order for such reserves to be in full compliance with customary practices and procedures of Retrocedant for filings and financial statements as of September 30, 2002, and (ii) to cause such reserves to bear a reasonable relationship to the events, conditions, contingencies and risks which are the bases for such reserves, to the extent known by Retrocedant at the time of such calculation.

         (b) On the 90th day following the Effective Date (or if such 90th day is not a Business Day, the first Business Day following such 90th day), Retrocedant shall prepare and deliver to Retrocessionaire an accounting (the "Proposed Loss Reserve Accounting") of all Loss Reserves relating to the Reinsurance Contracts, as of the Effective Date, determined in accordance with this Section 4.01 and the Methodology for Calculation of the Final Section A Premium, as set forth on Exhibit A-2 hereto (the "Final Section A Premium") and the reserves for ceding commissions and brokerage fees relating to the Reinsurance Contracts on the books of the Retrocedant as of the Effective Date (the "Final Ceding Commission Reserves"), and taking into consideration all relevant data becoming available to Retrocedant subsequent to the Effective Date. In the event the Final Section A Premium for any individual Class of Business is greater than the Initial Section A Premium for such individual Class of Business or the Final Ceding Commission Reserves are less than the Initial Ceding Commission Reserves, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such

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amount at the Applicable Rate from and including the Effective Date to and including the date of such payment. In the event the Final Section A Premium for any individual Class of Business is less than the Initial Section A Premium for such individual Class of Business, or the Final Ceding Commission Reserves are greater than the Initial Ceding Commission Reserves, Retrocessionaire shall promptly pay to the account of Retrocedant the difference plus interest on such amount at the Applicable Rate (as defined below) from and including the Effective Date to and including the date of such payment. "Class of Business" shall be defined as each individual class or line of business as delineated by the Retrocedant as of the date hereof as set forth on Schedule A.

         (c) In the event that a reinsurance contract is not included in one of the classes set forth in Schedule A, but is deemed to be a Reinsurance Contract by the mutual agreement of the parties, the parties shall determine whether the Final Section A Premium reflected one hundred percent of the associated reserves with respect to such Reinsurance Contract as of the Effective Date. If the Final Section A Premium did not so reflect such associated reserves with respect to such Reinsurance Contract as of the Effective Date, Retrocedant shall promptly pay to the account of Retrocessionaire an amount equal to the amount that should have been included in the Final Section A Premium, as determined pursuant to paragraph (b) of this
Section 4.01, less any amounts paid by Retrocedant on or after the Effective Date pursuant to such Reinsurance Contract relating to such reserves, plus interest on such amount at the Applicable Rate calculated from and including the Effective Date to and including the date of such payment to Retrocessionaire.

         (d) Notwithstanding the foregoing, the parties agree that all gross estimated premiums written prior to the Effective Date and earned but not yet billed, net of applicable ceding commission and retrocession premium (net of retrocession commissions) ("EBUB", and also referred to as "estimated premiums receivable" or "EBNR" or "earned but unbilled") as of the Effective Time and relating to the Reinsurance Contracts, as determined on or before September 30, 2002, as set forth in Exhibit C, in a manner consistent with Retrocedant's customary practices and procedures and as submitted to The St. Paul, shall be allocated to Retrocedant. All payments received after the Effective Time by Retrocedant or Retrocessionaire in respect of EBUB as of the Effective Time shall be retained by Retrocedant or held on trust for and paid by Retrocessionaire to or to the order of Retrocedant, and all rights to collect such amounts shall be retained by or transferred to Retrocedant. Any changes made on or after the Effective Time as to the estimated amount of EBUB as of the Effective Time shall be for the account of Retrocessionaire and shall not affect the amount retained by Retrocedant. The parties agree that as of the first anniversary of the date hereof, Retrocessionaire shall pay to Retrocedant the difference, if any, between the amount of EBUB as of the Effective Time and the aggregate amount subsequently billed and paid to and/or retained by Retrocedant prior to that date with respect to EBUB as of the Effective Time, it being understood that Retrocedant shall bear all risk of non-payment and non-collectibility with respect to premiums written and unearned as of the Effective Date and subsequently billed. All amounts, if any, in respect of EBUB which are in excess of EBUB as of the Effective Time, calculated pursuant to the first sentence of this Section 4.01(d), shall be

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for the account of Retrocessionaire and no such amounts shall be retained by or payable to Retrocedant.

         SECTION 4.02      Section B (Prospective) Coverage Period -- Premiums.

         (a) On the Effective Date, in respect of the Section B (Prospective) Coverage Period, Retrocedant shall transfer to Retrocessionaire an aggregate amount representing the sum of all amounts related and specifically allocated to each individual Class of Business (the "Initial Section B Premium") equal to the carrying value on the books of Retrocedant as of September 30, 2002, of one hundred percent (100%) of the unearned premium reserves, net of unearned ceding commissions and net of Inuring Retrocession premiums as provided for in Section 7.04 and as allocated pursuant to Exhibit E, in each case relating to the Reinsurance Contracts, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of December 31, 2001 as filed with the Vermont Department of Banking, Insurance, Securities and Health Care Administration (consistent with the methods, principles, practices and policies applied at June 30, 2002) and as submitted to The St. Paul.

         (b) On the 90th day following the Effective Date (or if such 90th day is not a Business Day, the first Business Day following such 90th day), Retrocedant shall prepare and deliver to Retrocessionaire an accounting (the "Proposed Premium Reserve Accounting", together with the Proposed Loss Reserve Accounting, the "Proposed Accounting") of all unearned premium reserves relating to the Reinsurance Contracts, as of the Effective Date, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of December 31, 2001 as filed with the Vermont Department of Banking, Insurance, Securities and Health Care Administration (consistent with the methods, principles, practices and policies applied at June 30, 2002) and as submitted to The St. Paul, relating to the Reinsurance Contracts, net of the unearned ceding commission and net of Inuring Retrocession premiums as provided for in Section 7.04 and as allocated pursuant to Exhibit E (the "Final Section B Premium"). In the event the Final Section B Premium for any individual Class of Business is greater than the Initial Section B Premium for such individual Class of Business, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment. In the event the Initial Section B Premium for any individual Class of Business is greater than the Final Section B Premium for such individual Class of Business, Retrocessionaire shall promptly pay to the account of Retrocedant the difference plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment.

         (c) Retrocedant shall transfer to Retrocessionaire with respect to all Reinsurance Contracts, one hundred percent (100%) of all gross premiums written on or after the Effective Time, net of premium returns, allowances and cancellations and less

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any applicable Retrocedant Ceding Commission and Inuring Retrocessions premiums as provided for in Section 7.04 and as allocated pursuant to Exhibit E.

         (d) Retrocedant shall retain all gross premiums attributable to losses arising from the Excluded Losses, including but not limited to adjusted premiums, portions of reinstatement premiums and other adjustments attributable to such losses.

         SECTION 4.03      Dispute Resolution.

         (a) After receipt of the Proposed Accounting, together with the work papers used in preparation thereof, Retrocessionaire shall have 30 days (the "Review Period") to review such Proposed Accounting. Unless Retrocessionaire delivers written notice to Retrocedant on or prior to the 30th day of the Review Period stating that it has material objections to the Proposed Accounting for one or more Classes of Business or the Final Ceding Commission Reserves, Retrocessionaire shall be deemed to have accepted and agreed to the Proposed Accounting. If Retrocessionaire so notifies Retrocedant of any material objection(s) to the Proposed Accounting, the parties shall in good faith attempt to resolve, within 30 days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), their differences with respect to such material objections related to any Class of Business so identified. Retrocedant and Retrocessionaire agree that only those Classes of Business (or the Final Ceding Commission Reserves, if applicable) to which such notification relates shall be subject to adjustment, and any resolution by them as to any disputed amounts, as evidenced by a writing signed by both parties, shall be final, binding and conclusive.

                  In the event that Retrocessionaire believes that Loss Reserves for a Class of Business need to be increased beyond the amount implied by the algorithm set forth in Exhibit C, or the Final Ceding Commission Reserves need to be reduced, Retrocessionaire and Retrocedant will endeavor to agree on an appropriate adjustment. If the two parties cannot agree on an adjustment, Retrocedant may elect to (i) retain the liabilities and the associated Loss Reserves for the subject Class of Business and all unearned premium and Retrocessionaire shall transfer to Retrocedant all Initial Section A Premium and Initial Section B Premium paid by Retrocedant for the subject Class of Business, plus interest on the average daily amount at the Applicable Rate from the Effective Date to the date of such transfer, or (ii) extend the time period for adjusting the reserve to as much as 36 months or (iii) choose to arbitrate according to Section 4.03(b), it being understood that arbitration according to
Section 4.03(b) shall be the sole remedy for disputes regarding the Final Ceding Commission Reserves. In the event that Retrocedant chooses to extend the time period for adjusting the reserves for a Class of Business, Retrocedant retains the exposure to adverse loss development and Retrocessionaire will suffer no exposure to paid losses in excess of the Initial Section A Premium and Initial Section B Premium paid by Retrocedant. At the end of the extended period, any continued disagreement between Retrocedant and Retrocessionaire would be submitted to arbitration as set forth in Section 4.03(b) hereto.

         (b) Any amount remaining in dispute at the conclusion of the Resolution Period for which Retrocedant has not elected the remedies set forth in Section 4.03(a)(i)

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and (ii) above or as to which any extension period has elapsed without agreement between the parties ("Unresolved Changes") shall be submitted to arbitration.
One arbiter (each arbiter, an "Arbiter") shall be chosen by Retrocedant, the other by Retrocessionaire, and an umpire (the "Umpire") shall be chosen by the two Arbiters before they enter upon arbitration. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters, but only after providing 10 days' written notice of its intention to do so and only if such other party has failed to appoint an Arbiter within such 10 day period. The two Arbiters shall in turn choose an Umpire who shall act as the Umpire and preside over the hearing. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days after notification of the appointment of the second Arbiter, the selection of the Umpire shall be made by the American Arbitration Association. All Arbiters and Umpires shall be active or retired disinterested property/casualty actuaries of insurance or reinsurance companies or Lloyd's of London Underwriters.

         (c) Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire, unless the parties mutually agree to an extension of time. Subject to the provisions of paragraph
(f) of this Section 4.03, the decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

         (d) Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration unless otherwise directed by the Arbiters.

         (e) Any arbitration proceedings shall take place in New York, New York unless the parties agree otherwise.

         (f) Once the Proposed Accounting has been finalized in accordance with the above process, the Final Section A Premium and the Final Section B Premium amounts shall be as set forth in the Proposed Accounting, as determined by the Arbiters, if applicable (the "Arbitrated Final Section A Premium" and/or "Arbitrated Final Section B Premium", as the case may be). In the event the sum of the Arbitrated Final Section A Premium and the Arbitrated Final Section B Premium amounts (determined in accordance with the first sentence of this Section 4.03(f)) is greater than the amount paid by Retrocedant to Retrocessionaire on the Effective Date, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment. In the event the sum of such amounts (determined in accordance with the first sentence of this Section 4.03(f)) is lower than the amount paid by Retrocedant to Retrocessionaire on the Effective Date, Retrocessionaire shall promptly pay to the account of Retrocedant the difference plus interest on such amount at the Applicable Rate from the Effective Date to the date of such payment.

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         (g)      It is understood that the dispute resolution provisions set forth in this Section 4.03 represent the exclusive remedy for disputes arising between the parties with respect to the Proposed Accounting and that the dispute mechanisms set forth in Article XV shall be the exclusive remedy for all disputes not relating to the Proposed Accounting.

         SECTION 4.04      Profit Share

         (a) Upon the commutation of or final loss settlement under or termination of each of the Reinsurance Contracts, Retrocessionaire shall pay to the account of Retrocedant twenty-five percent (25%) of the Reinsurer Profit less seventy-five percent (75%) of any Underwriting Gain, if such amount is positive, recorded by Retrocedant under the Section A of the applicable Reinsurance Contract (the "Profit Share"). Upon payment of the Profit Share by Retrocessionaire to Retrocedant, Retrocessionaire shall be discharged from all liabilities under this Agreement except for any liabilities arising from Articles XIII or XIV.

         (b)      The "Reinsurer Profit" shall be the greater of

                  (i)      zero, or

                  (ii) the sum of the Underwriting Gain/Loss allocated to Sections B, C and D of the applicable Reinsurance Contract as agreed upon by Retrocedant and Retrocessionaire.

                  The "Underwriting Gain/(Loss)" for each Section shall be

                  (i) Funds Transferred Premium allocated to the Section, less

                  (ii) Brokerage, ceding commissions and other expenses allocated to the Section, plus

                  (iii)    Maintenance Fee allocated to the Section, less

                  (iv) Losses paid by Retrocessionaire or Retrocedant in excess of the Funds Withheld Balance allocated to the Section,

                  (all terms as defined in the Reinsurance Contracts).

         The allocation of such amounts to each of the sections shall be as mutually agreed upon by the parties.

                                    ARTICLE V

                          RETROCEDANT CEDING COMMISSION

         With respect to the Reinsurance Contracts, Retrocessionaire shall pay to Retrocedant a ceding commission (the "Retrocedant Ceding Commission") with respect

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to the Section B (Prospective) Coverage Period, and such Retrocedant Ceding
Commission shall equal 100 percent (100%) of the actual expenses incurred in writing each Reinsurance Contract, including actual ceding commissions and brokerage fees, as determined in accordance with Retrocedant's customary practices and procedures and as submitted to The St. Paul, all as allocable pro rata to periods from and after the Effective Time. Retrocedant Ceding Commissions shall also include all underwriting fees and other costs and expenses paid by Retrocedant pursuant to the Underwriting Management Agreement between Retrocedant and Retrocessionaire, dated as of the date hereof, and all underwriting and other expenses incurred by Retrocedant on or after the Effective Date with respect to the liabilities transferred hereunder, as determined in accordance with Retrocedant's customary practices and procedures.

                                   ARTICLE VI

                               ORIGINAL CONDITIONS

         All retrocessions assumed under this Agreement shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations, as the respective Reinsurance Contracts.

                                   ARTICLE VII

                              INURING RETROCESSIONS

         SECTION 7.01 Allocation to Retrocessionaire. Retrocedant agrees that the retrocession contracts purchased by the reinsurance division of The St. Paul ("St. Paul Re") from third party retrocessionaires ("Third Party Retrocessionaires") on behalf of Retrocedant prior to the Effective Time that are listed on Exhibit B hereto shall inure to the benefit of Retrocessionaire to the extent of liabilities covered under this Agreement ("Inuring Retrocessions"), subject to the agreed allocations in Exhibits B, D and E. It is further understood and agreed that facultative reinsurance not listed on Exhibit B but relating to the Reinsurance Contracts shall also inure to the benefit of Retrocessionaire to the extent of liabilities covered under this Agreement and shall be considered Inuring Retrocessions under this Agreement.

         SECTION 7.02 Transfer. Retrocedant and Retrocessionaire shall use their respective commercially reasonable efforts to obtain the consent of Third Party Retrocessionaires under the Inuring Retrocessions to include Retrocessionaire as an additional reinsured with respect to the Reinsurance Contracts or, in the alternative, to make all payments, directly to the Retrocessionaire, to the extent allocable to the Reinsurance Contracts, in the manner set forth in Exhibit D hereto, and to seek all payments, to the extent allocable to the Reinsurance Contracts, in the manner set forth herein in Exhibit D hereto, directly from Retrocessionaire, it being understood that Retrocessionaire shall bear all risk of non-payment or non-collectibility under the Inuring Retrocessions.

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         SECTION 7.03      Inuring Retrocessions Claims.

         (a) Each of the parties agrees to transfer to the other party all recoveries or any portion thereof that such party receives on or after the Effective Time pursuant to the Inuring Retrocessions which are allocated to the other party in the manner set forth in Exhibit C hereto. Retrocedant shall use its commercially reasonable efforts to collect any recoveries due to Retrocessionaire under the Inuring Retrocessions that indemnify the Retrocedant for losses or expenses payable or return of premium allocable to the Retrocessionaire and shall hold them on trust for, and pay them to or to the order of Retrocessionaire. The parties agree that Retrocessionaire's obligations to make payments pursuant to the Inuring Retrocessions or to reimburse Retrocedant pursuant to this Agreement shall not be waived by non-receipt of any such amounts. Retrocessionaire shall reimburse Retrocedant for one hundred percent (100%) of any expenses reasonably incurred by Retrocedant in attempting to make such collection, including all allocated expenses, as determined in accordance with St. Paul Re's customary practices and procedures. Retrocessionaire shall have the right to associate with Retrocedant, at Retrocessionaire's own expense, in any actions brought by Retrocedant to make such collections.

         (b) In the event claims of Retrocedant and Retrocessionaire aggregate in excess of the applicable limit under an Inuring Retrocession, all limits applicable to either Retrocedant or Retrocessionaire shall be allocated between Retrocedant and Retrocessionaire in the manner set forth in Exhibit E hereto.

         SECTION 7.04 Initial Consideration. To the extent not already reflected in the calculation of Final Section B Premium, as part of the Section B (Prospective) Coverage Period premiums described in Section 4.02, Retrocessionaire shall reimburse Retrocedant for one hundred percent (100%) of any and all unearned premiums paid by Retrocedant under such Inuring Retrocessions net of any applicable unearned ceding commissions paid to Retrocedant thereunder.

         SECTION 7.05 Additional Consideration. Retrocessionaire agrees to pay under the Inuring Retrocessions all future premiums Retrocedant is obligated to pay pursuant to the terms of the Inuring Retrocessions to the extent that such premiums are allocable to Retrocessionaire in the manner set forth in Exhibit E hereto, and not otherwise paid by Retrocessionaire and to indemnify Retrocedant for all such premiums paid directly by Retrocedant, net of any ceding commissions and similar amounts paid by Third Party Retrocessionaires to Retrocedant.

         SECTION 7.06      Termination or Commutation of Inuring Retrocessions.

         (a) With respect to any Inuring Retrocessions providing coverage solely with respect to the Reinsurance Contracts, Retrocedant agrees, on behalf of itself and its affiliates, that Retrocedant shall not take any action or fail to take any action that would reasonably result in the termination or commutation of, or any material change in the coverage provided by, any Inuring Retrocession, without the prior written consent of the Retrocessionaire, such consent not to be unreasonably withheld.

         (b) With respect to any Inuring Retrocessions providing coverage for both Reinsurance Contracts and to business not being transferred, neither party shall take any action or fail to take any action that would reasonably result in the termination or commutation of, or any material change in the coverage provided by, any Inuring Retrocession, without the prior written consent of the other party, such consent not to be unreasonably withheld.

                                  ARTICLE VIII

                 LOSS AND LOSS EXPENSE; SALVAGE AND SUBROGATION,
                               FOLLOW THE FORTUNES

         (a) Retrocessionaire shall be liable for one hundred percent (100%) of all future loss, loss adjustment expenses, incurred but not reported losses and other payment obligations that arise (including ceding commissions, as and to the extent determined in Article IV) under the Reinsurance Contracts on and after January 1, 2002 and are payable as of or after the Effective Time, and shall reimburse Retrocedant for any losses, loss adjustment expenses and other payment obligations paid by Retrocedant following the Effective Time in respect of the Reinsurance Contracts, net of any recoveries received by Retrocedant with respect thereto, including recoveries under Inuring Retrocessions. Retrocessionaire shall have the right to all salvage and subrogation on the account of claims and settlements with respect to the Reinsurance Contracts.

         (b) In the event of a claim under a Reinsurance Contract, the Retrocedant will assess the validity of the claim and make a determination as to payment, consistent with the claims handling guidelines previously provided to Retrocedant in writing by Retrocessionaire and Retrocessionaire may exercise its rights under Section 10.01 in respect thereof. Retrocedant shall provide prompt notice of any claim in excess of $500,000 to Retrocessionaire. All payments made by Retrocedant, whether under strict contract terms or by way of compromise, shall be binding on Retrocessionaire. In addition, if Retrocedant refuses to pay a claim in full and a legal proceeding results, Retrocessionaire will be unconditionally bound by any settlement agreed to by Retrocedant or the adverse judgment of any court or arbitrator (which could include any judgment for bad faith, punitive damages, excess policy limit losses or extra contractual obligations) and Retrocedant may recover with respect to such settlements and judgments under this Agreement. Though Retrocedant will settle such claims and litigation in good faith, Retrocessionaire is bound to accept the settlements paid by Retrocedant and such settlements may be for amounts that could be greater than the amounts that would be agreed to by Retrocessionaire if Retrocessionaire were to settle such claims or litigation directly. It is the intent of this Agreement that Retrocessionaire shall in every case in which this Agreement applies and in the proportions specified herein, "follow the fortunes" of Retrocedant in respect of risks Retrocessionaire has accepted under this Agreement.

                                   ARTICLE IX

                          EXTRA CONTRACTUAL OBLIGATIONS

                  In the event Retrocedant or Retrocessionaire is held liable to pay any punitive, exemplary, compensatory or consequential damages because of alleged or actual bad faith or negligence related to the handling of any claim under any Reinsurance Contract or otherwise in respect of such Reinsurance Contract, the parties shall be liable for such damages in proportion to their responsibility for the conduct giving rise to the damages. Such determination shall be made by Retrocedant and Retrocessionaire, acting jointly and in good faith, and in the event the parties are unable to reach agreement as to such determination, recourse shall be had to Article XV hereof.

                                    ARTICLE X

                     ADMINISTRATION OF REINSURANCE CONTRACTS

         SECTION 10.01     Administration.

         (a) The parties agree that, as of the Effective Time, Retrocedant shall have the sole authority to administer the Reinsurance Contracts in all respects, which authority shall include, but not be limited to, authority to bill for and collect premiums, adjust all claims and handle all disputes thereunder and to effect any and all amendments, commutations and cancellations of the Reinsurance Contracts, subject, however, in the case of administration of claims, to all claims handling guidelines provided in advance in writing by Retrocessionaire to Retrocedant. Retrocedant shall not, on its own, settle any claim, waive any right, defense, setoff or counterclaim relating to the Reinsurance Contracts with respect to amounts in excess of $500,000 or make any ex gratia payments, and shall not amend, commute or terminate any of the Reinsurance Contracts, in each case without the prior written consent of Retrocessionaire.

         (b) Notwithstanding the foregoing, to the extent permitted by law, Retrocessionaire may, at its discretion and at its own expense, assume the administration, defense and settlement of any claim upon prior written notice to Retrocedant. Upon receipt of such notice, Retrocedant shall not compromise, discharge or settle such claim except with the prior written consent of Retrocessionaire. Retrocessionaire shall not take any action in the administration of such claim that would reasonably be expected to adversely affect Retrocedant, its business or its reputation, without the prior written consent of Retrocedant. Subject to the terms of Article IX hereof, Retrocessionaire shall indemnify Retrocedant for all Losses, including punitive, exemplary, compensatory or consequential damages arising from such assumption of the conduct of such settlement pursuant to Article XIV herein.

         SECTION 10.02 Reporting and Regulatory Matters. Each party shall provide the notices and filings required to be made by it to state regulatory authorities as a result of this Agreement. Notwithstanding the foregoing, each party shall provide to the other party any information in its possession regarding the Reinsurance Contracts as reasonably required by the other party to make such filings and in a form as agreed to by the parties.

         SECTION 10.03 Duty to Cooperate. Upon the terms and subject to the conditions and other agreements set forth herein, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary or advisable to perform the transactions contemplated by this Agreement.

         SECTION 10.04 Communications Relating to the Reinsurance Contracts. Following the Effective Time, Retrocedant and Retrocessionaire shall each promptly forward to the other copies of all material notices and other written communications it receives relating to the Reinsurance Contracts (including, without limitation, all inquiries and complaints from state insurance regulators, brokers and other service providers and reinsureds and all notices of claims, suits and actions for which it receives service of process.)

                                   ARTICLE XI

                             REPORTS AND REMITTANCES

         SECTION 11.01 Report from Retrocedant. Within thirty days following the end of each month, Retrocedant shall provide Retrocessionaire with a summary statement of account for the previous month showing all activity relating to each of the Reinsurance Contracts, including related administration costs and expenses incurred by Retrocedant, consisting of the categories of information set forth in Exhibit F hereto. The monthly statement of account shall also provide a breakdown of any amounts due to the Retrocedant or Retrocessionaire, as the case may be, as reimbursement for paid claims collected premiums or other amounts due pursuant to the terms of this Agreement, including amounts relating to Inuring Retrocessions.

         SECTION 11.02 Remittances. Within ten Business Days after delivery of each monthly report pursuant to Section 11.01, Retrocedant and Retrocessionaire shall settle all amounts then due under this Agreement for that month. It is agreed that Retrocedant shall retain all premiums received arising from all business written for which the first day of the original cedant's account period occurs prior to the Effective Date until such time as such aggregate amount of such premiums received equals the net amount to be retained by Retrocedant pursuant to Sections 4.01(d) and 4.02(b) herein, after which time, such premiums shall be remitted by Retrocedant to Retrocessionaire.

         SECTION 11.03 Late Payments. Should any payment due any party to this Agreement be received by such party after the due date for such payment under this Agreement, interest shall accrue from the date on which such payment was due until payment is received by the party entitled thereto, at an annual rate equal to the London Interbank Offered Rate quoted for six month periods as reported in The Wall Street

Journal on the first Business Day of the month in which such payment first becomes due plus one hundred basis points (the "Applicable Rate").

         SECTION 11.04 Cost Reimbursement. Retrocessionaire shall reimburse for its allocated share of all costs and expenses incurred by Retrocedant in administering the Reinsurance Contracts as set forth in Exhibit G hereto.

         SECTION 11.05 Currency. For purposes of this Agreement, where Retrocedant receives premiums or pays losses in currencies other than United States dollars, such premiums or losses shall be converted into United States dollars at the actual rates of exchange at which these premiums or losses are entered in the Retrocedant's books.

                                  ARTICLE XII

                             MAINTENANCE OF LICENSES

         Each of Retrocedant and Retrocessionaire hereby covenants to maintain at all times all licenses and authorizations required to undertake the actions contemplated hereby.

                                  ARTICLE XIII

                                ACCESS TO RECORDS

                  From and after the Closing Date, Retrocedant shall afford to Retrocessionaire and its respective authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to all data and information that is specifically described in writing (collectively, "Information") within the possession of Retrocedant relating to the liabilities transferred hereunder, insofar as such information is reasonably required by Retrocessionaire. Similarly, from and after the Closing Date, Retrocessionaire shall afford to Retrocedant, any Post-closing Subsidiary of Retrocedant and their respective Representatives reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to Information within Retrocessionaire's possession relating to Retrocedant, insofar as such information is reasonably required by Retrocedant. Information may be requested under this Article XIII for, without limitation, audit, accounting, claims, litigation (other than any claims or litigation between the parties hereto) and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

         From and after the Closing Date, Retrocessionaire and Retrocedant or their designated representatives may inspect, at the place where such records are located, any and all data and information that is specifically described in writing within the possession of the other party hereto reasonably relating to this Agreement, on reasonable prior notice and during normal business hours. The rights of the parties under this Article XIII shall survive termination of this Agreement and shall continue for as long as there may be liabilities under the Reinsurance Contracts or reporting or retention requirements under applicable law. In addition, each party shall have the right to take copies (including electronic copies) of any information held by the other party that reasonably relates to this Agreement or the Reinsurance Contracts. Each party shall, and shall cause its designated representative to, treat and hold as confidential information any information it receives or obtains pursuant to this Article XIII.

                                   ARTICLE XIV

                                 INDEMNIFICATION

         SECTION 14.01 Indemnification by Retrocedant. Retrocedant agrees to indemnify, defend and hold harmless Retrocessionaire, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocedant of any representation, warranty or covenant herein. Retrocedant further agrees to indemnify, defend and hold harmless Retrocessionaire and its officers, directors and employees against any and all Losses arising out of Retrocedant's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims to the extent arising from the gross negligence or willful misconduct of Retrocedant except to the extent such actions are taken with the prior consent or direction of Retrocessionaire. Such indemnification obligations shall be limited to the aggregate of all fees paid to Retrocedant pursuant to Section 11.04 hereof.

         SECTION 14.02 Indemnification by Retrocessionaire. Retrocessionaire agrees to indemnify, defend and hold harmless Retrocedant, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocessionaire of any representation, warranty or covenant herein. Retrocessionaire further agrees to indemnify, defend and hold harmless Retrocedant and its officers, directors and employees against any and all Losses arising out of Retrocessionaire's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims.

         SECTION 14.03 Indemnification Procedures. (a) If a party seeking indemnification pursuant to this Article XIV (each, an "Indemnitee") receives notice or otherwise learns of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or an Affiliate thereof, of any claim or of the commencement by any such Person of any Action (a "Third Party Claim") with respect to which the party from whom indemnification is sought (each, an "Indemnifying Party") may be obligated to provide indemnification pursuant to this Section 14.01 or 14.02, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this Section 14.03 shall not relieve the Indemnifying Party of its obligations under this Article XIV, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in as much detail as is reasonably possible and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

         (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 14.03(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article XIV for any legal or other expenses (except expenses approved in writing in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with reservations or exceptions that would materially prejudice such Indemnitees, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all such Indemnitees reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Article XIV, such Indemnitee may defend or (subject to the remainder of this Article XIV) seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party.

         (c) Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect to such Third Party Claim.

         (d) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the Indemnitee shall make available at reasonable times to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in a reasonable manner in the defense, settlement or compromise of such Third Party Claim.

         (e) Notwithstanding anything in this Article XIV to the contrary, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; provided that consent to settlement or compromise shall not be unreasonably withheld or delayed. If an Indemnifying Party notifies the Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

         (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         (g) Except with respect to claims relating to actual fraud, the indemnification provisions set forth in this section are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.

         SECTION 14.04 Survival. This Article XIV shall survive termination of this Agreement.

                                   ARTICLE XV

                                   ARBITRATION

         (a) As a condition precedent to any right of Action under this Agreement, any dispute or difference between the parties hereto relating to the formation, interpretation, or performance of this Agreement, or any transaction under this Agreement, whether arising before or after termination, shall be submitted for decision to a panel of three arbitrators (the "Panel") at the offices of Judicial Arbitration and Mediation Services, Inc. in accordance with the Streamlined Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services, Inc.

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

         (b) The party demanding arbitration shall do so by written notice complying with the terms of Section 20.06. The arbitration demand shall state the issues to be resolved and shall name the arbitrator appointed by the demanding party.

         (c) Within 30 days of receipt of the demand for arbitration, the responding party shall notify the demanding party of any additional issues to be resolved in the arbitration and the name of the responding party's appointed arbitrator. If the responding party refuses or neglects to appoint an arbitrator within 30 days following receipt of the written arbitration demand, then the demanding party may appoint the second arbitrator, but only after providing 10 days' written notice of its intention to do so, and only if such other party has failed to appoint the second arbitrator within such 10 day period.

         (d) The two arbitrators shall, before instituting the hearing, select an impartial arbitrator who shall act as the umpire and preside over the hearing. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days after notification of the appointment of the second arbitrator, the selection of the umpire shall be made by the American Arbitration Association. Upon resignation or death of any member of the Panel, a replacement will be appointed in the same fashion as the resigning or deceased member was appointed. All arbitrators shall be active or former officers of property/casualty insurance or reinsurance companies, or Lloyd's underwriters, and shall be disinterested in the outcome of the arbitration.

         (e) Within 30 days after notice of appointment of all arbitrators, the Panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The Panel shall have the power to determine all procedural rules for the holding of the arbitration, including but not limited to the inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The Panel shall interpret this Agreement as an honorable engagement and not as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The Panel shall be relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of any two arbitrators shall be binding and final. The arbitrators shall render their decision in writing within 60 days following the termination of the hearing. Judgment upon the award may be entered in any court of competent jurisdiction.

         (f) Except as otherwise provided herein, all proceedings pursuant hereto shall be governed by the laws of the State of Vermont without giving effect to any choice or conflict of laws provision or rule (whether of the State of Vermont or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Vermont.

         (g) The parties agree that any disputes subject to arbitration pursuant to this Article XV that may also be subject to arbitration proceedings between respective Affiliates of the parties shall be consolidated with and subject to arbitration pursuant to this Article XV. The parties further agree that all issues that are limited to a specific foreign jurisdiction under an agreement between the respective affiliates of the parties shall be determined by this Panel pursuant to the consolidation, in reference to the governing law of the applicable agreement.

         (h) Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expense of the umpire and of the arbitration.

         (i) Arbitration hereunder shall take place in New York, New York unless the parties agree otherwise.

         (j)      This Article XV shall survive termination of this Agreement.

                                   ARTICLE XVI

                                   INSOLVENCY

         (a) In the event of the insolvency of Retrocedant, this reinsurance shall be payable directly to Retrocedant, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of Retrocedant without diminution because of the insolvency of Retrocedant or because the liquidator, receiver, conservator or statutory successor of Retrocedant has failed to pay all or a portion of any claim.

         (b) It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Retrocedant shall give written notice to the Retrocessionaire of the pendency of a claim against Retrocedant indicating the Reinsurance Contract, which claim would involve a possible liability on the part of Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to Retrocedant or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Retrocessionaire shall be chargeable, subject to the approval of the court, against Retrocedant as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to Retrocedant solely as a result of the defense undertaken by Retrocessionaire.

         (c) As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by Retrocessionaire to Retrocedant or to its liquidator, receiver, conservator or statutory successor, except (1) where the Reinsurance Contracts specifically provide another payee in the event of the insolvency of Retrocedant, and (2) where Retrocessionaire, with the consent of the reinsured or reinsureds under the Reinsurance Contracts, has assumed such Reinsurance Contract obligations of Retrocedant as direct obligations of Retrocessionaire to the payees under such Reinsurance Contracts and in substitution for the obligations of the Retrocedant to such payees.

                                  ARTICLE XVII

                                     OFFSET

         Retrocedant and Retrocessionaire shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums, losses or otherwise.

                                  ARTICLE XVIII

                              ERRORS AND OMISSIONS

         Any inadvertent delay, omission, error or failure shall not relieve either party hereto from any liability which would attach hereunder if such delay, omission, error or failure had not been made, provided such delay, omission, error or failure is rectified as soon as reasonably practicable upon discovery.

                                  ARTICLE XIX

                        CREDIT FOR REINSURANCE; SECURITY

         SECTION 19.01 Credit for Reinsurance. Retrocessionaire shall take all actions reasonably necessary, if any, to permit Retrocedant to obtain full financial statement credit in all applicable U.S. jurisdictions for all liabilities assumed by the Retrocessionaire pursuant to this Agreement, including but not limited to loss and loss adjustment expense reserves, unearned premium reserves, reserves for incurred but not reported losses, allocated loss adjustment expenses and ceding commissions, and to provide the security required for such purpose, in a form reasonably acceptable to Retrocedant. Any reserves required by the foregoing in no event shall be less than the amounts required under the law of the jurisdiction having regulatory authority with respect to the establishment of reserves relating to the relevant Reinsurance Contracts. For purposes of this Article XIX, such "actions reasonably necessary" may include, without limitation, the furnishing of a letter of credit or the establishment of a custodial or trust account, as permitted under applicable law, to secure the payment of the amounts due the Retrocedant under this Agreement.

         SECTION 19.02 Expenses. All expenses of establishing and maintaining any letter of credit or other security arrangement shall be paid by Retrocessionaire.

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

         SECTION 19.03 Security. Retrocessionaire shall establish and maintain a trust fund for the benefit of Retrocedant as security for the obligations of Retrocessionaire under this Agreement. The trust fund shall be in a form reasonably satisfactory to Retrocedant and shall comply in all material respects with the requirements under Maryland Insurance Law applicable to trust funds established for credit for reinsurance purposes except as explicitly set forth therein.

                                   ARTICLE XX

                            MISCELLANEOUS PROVISIONS

         SECTION 20.01 Severability. If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

         SECTION 20.02 Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as permitted herein.

         SECTION 20.03 No Third Party Beneficiaries. Except as otherwise specifically provided for in Article XIV of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, and Retrocessionaire shall not be directly liable hereunder to any reinsured under any Reinsurance Contract.

         SECTION 20.04 Equitable Relief. Each party hereto acknowledges that if it or its employees or agents violate the terms of this Agreement, the other party will not have an adequate remedy at law. In the event of such a violation, the other party shall have the right, in addition to any other rights that may be available to it, to obtain in any court of competent jurisdiction injunctive relief to restrain any such violation and to compel specific performance of the provisions of this Agreement. The seeking or obtaining of such injunctive relief shall not foreclose or limit in any way relief against either party hereto for any monetary damage arising out of such violation.

         SECTION 20.05 Execution in Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 20.06 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by facsimile (with transmission confirmed), or by certified mail, postage prepaid and return receipt requested, addressed

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

as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

         If to Retrocedant:

         Mountain Ridge Insurance Company
         c/o The St. Paul Companies, Inc.
         385 Washington St.
         St. Paul, Minnesota  55102
         Facsimile: (410) 205-6967
         Attention: General Counsel

         If to Retrocessionaire:

         Platinum Underwriters Reinsurance, Inc.
         195 Broadway
         New York, New York  10007
         Facsimile: (212) 238-9202
         Attention: Chief Financial Officer

         SECTION 20.07 Wire Transfer. All settlements in accordance with this Agreement shall be made by wire transfer of immediately available funds on the due date, or if such day is not a Business Day, on the next day which is a Business Day, pursuant to the following wire transfer instructions:

         For credit to Platinum Underwriters Reinsurance, Inc.
         Citibank
         Newcastle, Delaware
         Account Number 38660864
         Bank ABA Number 031100209.

         For credit to St. Paul Fire and Marine Insurance Company
         Citibank - Delaware
         Swift Code: CITIUS33
         ABA: 031100209
         Account Name: Mountain Ridge Insurance Company
         Account Number: 38595302
         Ref: Platinum Re Quota Share reinsurance payment

Payment may be made by check payable in immediately available funds in the event the party entitled to receive payment has failed to provide wire transfer instructions.

         SECTION 20.08 Headings. Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

         SECTION 20.09 Further Assurances. Each of the parties shall from time to time, on being reasonably requested to do so by the other party to this Agreement, do such acts and/or execute such documents in a form reasonably satisfactory to the party concerned as may be necessary to give full effect to this Agreement and securing to that party the full benefit of the rights, powers and remedies conferred upon it by this Agreement.

         SECTION 20.10 Amendments; Entire Agreement. This Agreement may be amended only by written agreement of the parties. This Agreement, together with the Formation and Separation Agreement, supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.

         SECTION 20.11 Governing Law. This Agreement shall be governed by the laws of the State of Vermont, without giving effect to principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                               MOUNTAIN RIDGE INSURANCE
                                               COMPANY

                                               By /s/ JAMES CONWAY
                                                  ------------------------------
                                                  Name:  JAMES CONWAY
                                                  Title: Secretary

                                               PLATINUM UNDERWRITERS
                                               REINSURANCE, INC.

                                               By ______________________________
                                                  Name:
                                                  Title:

                                                        D-2 Quota Share Sig Page

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                               MOUNTAIN RIDGE INSURANCE
                                               COMPANY

                                               By ______________________________
                                                  Name:
                                                  Title:

                                               PLATINUM UNDERWRITERS
                                               REINSURANCE, INC.

                                               By /s/ Michael D. Price
                                                  ------------------------------
                                                  Name:  Michael D. Price
                                                  Title: President and Chief
                                                         Underwriting Officer

                                                        D-2 Quota Share Sig Page

                                   SCHEDULE A

Sections B, C and D of the Aggregate Loss Reinsurance Agreement with Liberty Mutual Insurance Company, for the period from January 1, 2001 through December 31, 2001. Non-Traditional Class D.

                                   EXHIBIT A-1

                       Loss Reserves by Class of Business

                               As of June 30, 2002

                                                         Deposit       Profit
                                             IBNR      Liabilities   Commissions
                                             ----      -----------   -----------
New York & Vermont  Non-Traditional D     18,792,000

                                      A-1-1

                                   EXHIBIT A-2

                                  Loss Reserves

Loss Reserves shall consist of loss and loss adjustment expense reserves, including incurred but not reported loss and loss adjustment expense reserves as of the Effective Time with respect to premium earned on the Reinsurance Contracts net of retrocessional recoverables under the Inuring Retrocessions. Loss Reserves shall not include any loss and loss adjustment expense reserves or ceding commission reserves relating to Excluded Losses. Aggregate Loss Reserves as of June 30, 2002 are set forth on Exhibit A-1.

             Methodology for Calculation of Final Section A Premium

         It is understood that the Loss Reserve analysis will be performed by Retrocessionaire's employees under the direction of Retrocedant and reviewed by Retrocedant's employees.

         Excluding catastrophes, the IBNR component of Loss Reserves will be booked, by Class of Business, to the planned IBNR. Planned IBNR is determined using the Bornhuetter-Ferguson methodology, using the planned loss ratio (adjusted for the difference between actual and planned commission and brokerage) as the initial expected loss ratio and the development pattern used for the class in the September 30, 2002 analysis. In the case of a Class of Business where the expected reported losses are less than 75% of the expected ultimate losses, as per the loss development patterns in use as of September 30, 2002, the IBNR will not be less than that amount needed to produce an ultimate loss ratio equal to the ultimate plan loss ratio (adjusted for the difference between actual and planned commission and brokerage).

         In addition to the above, known large events and catastrophe variances from plan as of the Effective Date will be added to the ultimate losses. Subsequent adjustments to the reserves for known large events and catastrophe variances from plan in the 90 days following the Effective Date could be upward or downward.

          Calculation Methodology for Earned But Not Yet Billed Premium

Earned But Not Yet Billed Premium shall equal estimated premiums receivable with respect to the Reinsurance Contract net of estimated ceding commissions and Inuring Retrocession premiums. Earned But Not Yet Billed Premium as of September 30, 2002 is equal to $17,143,443.

                                      A-2-1

                                    EXHIBIT B

                              Inuring Retrocessions

   PLATINUM RE UK/US/ BERMUDA - SCHEDULE OF INURING REINSURANCE: PROPORTIONAL
         AS AT 17/10/02

Reference                        Inception  Expiration
   No.        Name of Contract     Date        Date             Cover                   Limit
----------------------------------------------------------------------------------------------------
    1)      Worldwide Property    1/1/02     12/31/02   International Property   USD 40,000,000
            Excluding Japan                             Risk Excess of Loss &    Aggregate Cession
                                                        Catastrophe Excess of    Limit
                                                        Loss Business(protects
                                                        Europe)

    2)      UK/Eire Cat. XL       1/1/02     12/31/02   U.K./Eire Cat. Excess    GBP 100,000,000
            Q.S./ 1st &/ 2nd                            of Loss Treaty Business  Aggregate Cession
            Surplus                                     (protects Europe)        Limit

    3)      UK/Europe Cat. XL     1/1/02     12/31/02   International Property   GBP 75,000,000
            Quota Share Treaty                          Catastrophe Excess of    Aggregate Cession
                                                        Loss Business (protects  Limit
                                                        Europe)

    4)      Japan Cat. XL         1/1/02     12/31/02   Japan/Japanese           USD 30,000,000
            Surplus Treaty                              Islands Property Cat.    Aggregate Cession
                                                        Excess of Loss           Limit: quake USD

Reference                        Inception  Expiration
   No.        Name of Contract     Date        Date     Projected Prem.   Participants   % Placed
--------------------------------------------------------------------------------------------------
    1)      Worldwide Property    1/1/02     12/31/02   USD 9m - USD      Nisshin - 50%     55%
            Excluding Japan                             12m [100% treaty  Nichido -  5%
                                                        estimate]

    2)      UK/Eire Cat. XL       1/1/02     12/31/02   GBP 5m [100%      Nisshin - 14%     29%
            Q.S./ 1st &/ 2nd                            treaty estimate]  PX Re - 10%
            Surplus                                                       TOA Re  - 5%

    3)      UK/Europe Cat. XL     1/1/02     12/31/02   GBP 3m - GBP      Montpelier Re    100%
            Quota Share Treaty                          3.5m              - 100%

    4)      Japan Cat. XL         1/1/02     12/31/02   USD 1.2m          PX Re - 100%     100%
            Surplus Treaty

Reference                        Inception  Expiration
   No.        Name of Contract     Date        Date             Cover                   Limit
----------------------------------------------------------------------------------------------------
                                                        Business (protects New   20,000,000 Aggregate
                                                        York & Europe)           Cession Limit :
                                                                                 windstorm

    5)      Casualty Clash        1/1/96     12/31/02   Casualty Clash,          20% Quota Share of
            Quota Share                                 Casualty Contingency,    USD 7,500,000 any
                                                        Casualty Cat. and        one occurrence etc.
                                                        Workers Comp. Cat.
                                                        (NY)

    6)      Nisshin NM Open       7/1/01      6/30/02   Business in the Pacific  SGD 2,000,000
            Cover                                       Rim Region from our
                                                        NY, Singapore & HK
                                                        offices

    7)      North America         4/1/02      12/1/02   North America            50% Quota Share
            Property Cat. Quota                         Property Catastrophe
            Share                                       business written by NY
                                                        & Chicago

Reference                        Inception  Expiration
   No.        Name of Contract     Date        Date     Projected Prem.   Participants   % Placed
--------------------------------------------------------------------------------------------------
    5)      Casualty Clash        1/1/96     12/31/02     $    4,200,000  Auto-Owners      100%
            Quota Share                                                   Ins. Co.

    6)      Nisshin NM Open       7/1/01      6/30/02     $      500,000  Nisshin F & M    100%
            Cover

    7)      North America         4/1/02      12/1/02     estimated       Montpelier Re    100%
            Property Cat. Quota                           $   12,500,000
            Share

 PLATINUM RE UK/US/ BERMUDA - SCHEDULE OF INURING REINSURANCE: NON-PROPORTIONAL
         AS AT 17/10/02

Reference                         Inception   Expiration
   No.        Name of Contract      Date         Date            Cover                  Limit              Retention
-----------------------------------------------------------------------------------------------------------------------
   1a)      Marine XL (a)           5/1/01      4/30/02    Protects Europe           $ 1,500,000         $  1,000,000
                                                           XL account                L   750,000         L    500,000

   1b)      Marine XL (b)           1/1/02     12/31/02    Protects Europe           $ 5,000,000         $  5,000,000
                                                           XL account                L 2,500,000         L  2,500,000

   1c)      Marine XL (c)           1/1/02     12/31/02    Protects Europe           $ 5,000,000         $ 10,000,000
                                                           XL account                L 2,500,000         L  5,000,000

   2a)      International          7/11/01      7/10/02    Protects Europe           $ 7,500,000         $  7,500,000
            Property Cat. XL                               Risk/Prorata/Cat.         L 5,000,000         L  5,000,000
                                                           XL business

Reference                         Inception   Expiration                      Projected
   No.        Name of Contract      Date         Date      Reinstatement        Premium          ROL
--------------------------------------------------------------------------------------------------------
   1a)      Marine XL (a)           5/1/01      4/30/02       1 @ 100%        $   360,000      26.67%
                                                                              L    20,000

   1b)      Marine XL (b)           1/1/02     12/31/02       2 @ 100%        $ 1,125,000      25.00%
                                                                              L    62,500

   1c)      Marine XL (c)           1/1/02     12/31/02       2 @ 100%        $   675,000      15.00%
                                                                              L    37,500

   2a)      International          7/11/01      7/10/02       1 @ 100%        $   843,750      22.50%
            Property Cat. XL                                                  L   562,500

Reference                         Inception   Expiration
   No.        Name of Contract      Date         Date      % Placed               Participants
-------------------------------------------------------------------------------------------------------------
   1a)      Marine XL (a)           5/1/01      4/30/02      100%     PX Re - 44.20%
                                                                      Lloyd's Synd. 2121 (HYL) - 10%
                                                                      Cornhill Ins. - 33.33%
                                                                      XL Re - 12.47%

   1b)      Marine XL (b)           1/1/02     12/31/02      100%     Lloyd's Synd. 1861 (BRM) - 20%
                                                                      QBE Intnl. London - 30%
                                                                      Cornhill - 25%
                                                                      Odyssey London Branch - 25%

   1c)      Marine XL (c)           1/1/02     12/31/02      100%     QBE Intnl. London - 50%
                                                                      Cornhill - 25%
                                                                      Odyssey London Branch - 25%

   2a)      International          7/11/01      7/10/02      100%     PX Re - 40%
            Property Cat. XL                                          GE Frankona Re (Germany) - 20%
                                                                      Gerling Global (UK) - 1.91%
                                                                      Safety National Casualty Corp. - 7.61%
                                                                      Lloyd's Synd. 566 (STN) - 15.24%
                                                                      Lloyd's Synd. 780 (BFC) - 3.81%
                                                                      Lloyd's Synd. 2121 (HYL) - 3.81%
                                                                      Lloyd's Synd. 2027 (COX) - 3.81%
                                                                      Lloyd's Synd. 2010 (MMX) - 3.81%

Reference                         Inception   Expiration
   No.        Name of Contract      Date         Date            Cover                  Limit              Retention
-----------------------------------------------------------------------------------------------------------------------
   2b)      International          7/11/01      7/10/02    Protects Europe           $ 7,500,000         $ 15,000,000
            Property Cat. XL                               Risk/Prorata/Cat.         L 5,000,000         L 10,000,000
                                                           XL business

   2c)      International          7/11/01      7/10/02    Protects Europe           $ 7,500,000         $ 22,500,000
            Property Cat. XL                               Risk/Prorata/Cat.         L 5,000,000         L 15,000,000
                                                           XL business

   3a)      Joint Risk XOL         2/13/02      2/12/03    1st layer XS 5M           $ 2,500,000         $  2,500,000
            Cover - First Layer                            aggregate

   3b)      Joint Risk XOL         2/13/02      2/12/03    Property Risk &           $ 5,000,000         $  5,000,000
            Cover - Second                                 Prorata business
            Layer                                          (all offices)

Reference                         Inception   Expiration                         Projected
   No.        Name of Contract      Date         Date         Reinstatement        Premium          ROL
----------------------------------------------------------------------------------------------------------
   2b)      International          7/11/01      7/10/02          1 @ 100%        $ 1,162,500      31.00%
            Property Cat. XL                                                     L   775,000

   2c)      International          7/11/01      7/10/02          1 @ 100%        $   900,000      24.00%
            Property Cat. XL                                                     L   600,000

   3a)      Joint Risk XOL         2/13/02      2/12/03          1 @ 100%        $   875,000      35.00%
            Cover - First Layer

   3b)      Joint Risk XOL         2/13/02      2/12/03          1 @ 100%        $ 2,000,000      40.00%
            Cover - Second
            Layer

Reference                         Inception   Expiration
   No.        Name of Contract      Date         Date      % Placed               Participants
-------------------------------------------------------------------------------------------------------------
   2b)      International          7/11/01      7/10/02      100%     PX Re - 15.66%
            Property Cat. XL                                          [18.91% w.e.f. 1/11/02]
                                                                      GE Frankona Re (Germany) - 25%
                                                                      XL Re (UK) - 15%
                                                                      Gerling Global (UK) - 1.54%
                                                                      Taisei F&M - 3.25% (replaced @ 1/11/02)
                                                                      Protective Ins. Co. - 3.25%
                                                                      Safety National Corp. - 6.5%
                                                                      Lloyd's Synd. 626 (IRK) - 19.23%
                                                                      Lloyd's Synd. 566 (STN) - 7.69%
                                                                      Lloyd's Synd. 958 (GSC) - 1.92%
                                                                      Lloyd's Synd. 529 (SHE) - 0.96%

   2c)      International          7/11/01      7/10/02       100%    PX Re - 12% [14.93% w.e.f. 1/11/02]
            Property Cat. XL                                          GE Frankona Re (Germany) - 20%
                                                                      XL Re (UK) - 15%
                                                                      Gerling Global (UK) - 1.17%
                                                                      Taisei F&M - 2.93% (replaced @ 1/11/02)
                                                                      Royal Bank of Canada Ins. Co. - 5.87%
                                                                      Protective Ins. Co. - 2.93%
                                                                      Safety National Corp. - 5.86%
                                                                      Lloyd's Synd. 626 (IRK) - 17.5%
                                                                      Lloyd's Synd. 566 (STN) - 6.75%
                                                                      Lloyd's Synd. 2027 (COX) - 4.42%
                                                                      Lloyd's Synd. 958 (GSC) - 1.76%
                                                                      Lloyd's Synd. 529 (SHE) - 0.88%
                                                                      Lloyd's Synd. 727 (SAM) - 2.93%

   3a)      Joint Risk XOL         2/13/02      2/12/03       100%    Lloyd's Synd. 566 (STN) - 25%
            Cover - First Layer                                       Lloyd's Synd. 780 (BFC) - 15%
                                                                      Gerling Global (UK) - 2.373%
                                                                      XL Re - 8.898%
                                                                      Transatlantic Re - 15%
                                                                      Lloyd's Synd. 626 (IRK) - 5.933%
                                                                      Lloyd's Synd. 2010 (MMX) - 4.449%
                                                                      Lloyd's Synd. 282 (LSM) - 4.449%
                                                                      GE Frankona - 8.898%
                                                                      PX Re - 10%

   3b)      Joint Risk XOL         2/13/02      2/12/03       100%    Lloyd's Synd. 566 (STN) - 10%
            Cover - Second                                            Lloyd's Synd. 780 (BFC) - 15%
            Layer                                                     Gerling Global (UK) - 4%
                                                                      XL Re - 15%
                                                                      Transatlantic Re - 20%
                                                                      Lloyd's Synd. 2010 (MMX) - 3.50%
                                                                      Lloyd's Synd. 282 (LSM) - 7.50%

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date              Cover                Limit              Retention
---------------------------------------------------------------------------------------------------------------------
   4a)      International Cat.     3/9/02       2/8/03     International           $ 20,000,000           $50,000,000
            XOL - First Layer                              Risk/Prorata/Cat.
                                                           XL (all offices)

   4b)      International Cat.     3/9/02       2/8/03     International           $ 30,000,000           $70,000,000
            XOL - Second Layer                             Risk/Prorata/Cat.
                                                           XL (all offices)

    5)      Satellite XL          6/12/02      6/11/03     Protects all offices.   $ 10,000,000           $    10,000
            [Geosynchronous /                              3 satellite
            Geostationary In-                              warranty.
            Orbit Reinsurance]                             Covers naturally
                                                           occurring
                                                           phenomena in
                                                           space.

   6)       Latin America &        7/1/00       6/3/06     All loss recoveries     $ 25,000,000           $15,000,000
            Caribbean ILW XOL                              on Latin America        Term Aggregate
                                                           and Caribbean           Limit - USD 75M
                                                           business subject to
                                                           USD 1 Billion
                                                           ILW

   7)       Caribbean ILW XOL     11/1/01     10/31/02     Caribbean Property      $ 15,000,000           $   100,000
                                                           business subject to

Reference                         Inception   Expiration                           Projected
   No.       Name of Contract       Date         Date          Reinstatement        Premium          ROL
------------------------------------------------------------------------------------------------------------
   4a)      International Cat.     3/9/02       2/8/03            1 @ 100%        $4,800,000       24.00%
            XOL - First Layer

   4b)      International Cat.     3/9/02       2/8/03            1 @ 100%        $4,500,000       15.00%
            XOL - Second Layer

    5)      Satellite XL          6/12/02      6/11/03                  0         $  575,000        5.75%
            [Geosynchronous /
            Geostationary In-
            Orbit Reinsurance]

   6)       Latin America &        7/1/00       6/3/06                         margin - $400,000    N/A
            Caribbean ILW XOL

   7)       Caribbean ILW XOL     11/1/01     10/31/02              Nil           $3,450,000       23.00%

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date      % Placed           Participants
-------------------------------------------------------------------------------------------------------
                                                                      GE Frankona-15%
                                                                      PX Re-10%

   4a)      International Cat.     3/9/02       2/8/03       100%     Lloyd's Synd. 566 (STN) - 12.5%
            XOL - First Layer                                         Lloyd's Synd. 780 (BFC) - 10%
                                                                      Lloyd's Synd. 282 (LSM) - 8%
                                                                      PX Re - 8%
                                                                      Renaissance Re - 25%
                                                                      Di Vinci Re - 10%
                                                                      Transatlantic Re - 10%
                                                                      GE Frankona Re - 10%
                                                                      Royal Bank of Canada - 4%

   4b)      International Cat.     3/9/02       2/8/03       100%     Lloyd's Synd. 566 (STN) - 5%
            XOL - Second Layer                                        Lloyd's Synd. 780 (BFC) - 12.5%
                                                                      Lloyd's Synd. 626 (IRK) - 4.004%
                                                                      Lloyd's Synd. 2010(MMX) - 1.202%
                                                                      Lloyd's Synd. 282(LSM) - 10.01%
                                                                      Lloyd's Synd.1096(RAS)-1.602%
                                                                      Gerling Gloabal(UK)-0.801%
                                                                      PX Re - 8.007%
                                                                      Folksamerica - 16.014%
                                                                      Renaissance Re - 8.007%
                                                                      Di Vinci Re - 4.004%
                                                                      Transatlantic Re - 7.5%
                                                                      Auto-Owners - 16.015%
                                                                      Royal Bank of Canada - 2.667%
                                                                      Protective - 2.667%

    5)      Satellite XL          6/12/02      6/11/03       100%     Renaissance Re - 100%
            [Geosynchronous /
            Geostationary In-
            Orbit Reinsurance]

   6)       Latin America &        7/1/00       6/3/06     56.50%     Fuji F & M - 5%
            Caribbean ILW XOL                                         Nisshin F & M - 13.5%
                                                                      Sumitomo - 10%
                                                                      Taisei F & M - 8%
                                                                      Toa Re - 20%

   7)       Caribbean ILW XOL     11/1/01     10/31/02       100%     Continental Casualty - 100%

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date             Cover                 Limit               Retention
---------------------------------------------------------------------------------------------------------------------------
                                                           an Industry Loss of
                                                           USD1.5 Billion

   8)       N.A. $10 Billion       7/1/01      6/30/02     North American          $  2,500,000           $    10,000
            ILW                                            Property business
                                                           subject to Industry
                                                           Loss of USD 10B

   9)       N.A. $10 Billion       8/1/01      7/31/02     North American          $  2,500,000           $ 1,000,000
            ILW                                            Property business
                                                           subject to Industry
                                                           Loss of USD 10B

   10)      N.A. Property /        1/1/02     12/31/02     North American          $ 10,000,000           $   100,000
            WCA Cat $ 30B                                  Property and
            ILW                                            Workers
                                                           Compensation
                                                           business subject to
                                                           ILW of USD 30
                                                           Billion

   11)      N.A. Property Cat      1/5/02       1/5/03     North American          $  5,000,000           $    50,000
            $15B ILW                                       Property business
                                                           subject to ILW of
                                                           USD 15 Billion

  12a)      Marine XOL - 1st       1/1/02     12/31/02     Marine business         $  5,000,000           $ 5,000,000
            layer [NY]                                     for New York
                                                           Office

  12b)      Marine XOL - 2nd       1/1/02     12/31/02     Marine business         $  5,000,000           $10,000,000
            layer [NY]                                     for New York
                                                           Office

   13)      Single Period          1/1/02     12/31/02     Covers aggregate        $200,000,000      79.4% Traditional bus.
            Accident Year                                  net losses incurred                       93.5% Non-traditional
            Aggregate XOL                                  on an ultimate                            business
            (Holborn)                                      accident year basis
                                                           IRO all business
                                                           written by All

Reference                         Inception   Expiration                       Projected
   No.       Name of Contract       Date         Date      Reinstatement        Premium          ROL
--------------------------------------------------------------------------------------------------------
   8)       N.A. $10 Billion       7/1/01      6/30/02        1 @ 100%        $  500,000       20.00%
            ILW

   9)       N.A. $10 Billion       8/1/01      7/31/02        1 @ 100%        $  475,000       19.00%
            ILW

   10)      N.A. Property /        1/1/02     12/31/02        1 @ 100%        $  420,000        4.20%
            WCA Cat $ 30B
            ILW

   11)      N.A. Property Cat      1/5/02       1/5/03        1 @ 100%        $  950,000       19.00%
            $15B ILW

  12a)      Marine XOL - 1st       1/1/02     12/31/02        1 @ 100%        $1,125,052       22.50%
            layer [NY]

  12b)      Marine XOL - 2nd       1/1/02     12/31/02        1 @ 100%        $  624,982       12.50%
            layer [NY]

   13)      Single Period          1/1/02     12/31/02                        $4,750,000
            Accident Year
            Aggregate XOL
            (Holborn)

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date      % Placed         Participants
--------------------------------------------------------------------------------------------
   8)       N.A. $10 Billion       7/1/01      6/30/02       100%     Transatlantic Re - 100%
            ILW

   9)       N.A. $10 Billion       8/1/01      7/31/02       100%     IPC Re Limited - 100%
            ILW

   10)      N.A. Property /        1/1/02     12/31/02       100%     Tokio Millenium Re - 100%
            WCA Cat $ 30B
            ILW

   11)      N.A. Property Cat      1/5/02       1/5/03       100%     Odyssey Re - 100%
            $15B ILW

  12a)      Marine XOL - 1st       1/1/02     12/31/02       100%     Lloyd's Synd. 457 (WTK) - 7.5%
            layer [NY]                                                Cornhill - 21.5%
                                                                      Folksamerica Re - 30%
                                                                      Lloyd's Synd. 2 (WHS) - 20%
                                                                      Nisshin F & M - 1%
                                                                      XL Mid Ocean Re - 20%

  12b)      Marine XOL - 2nd       1/1/02     12/31/02       100%     Lloyd's Synd. 457 (WTK) - 7.5%
            layer [NY]                                                Cornhill - 21.5%
                                                                      Folksamerica Re - 30%
                                                                      Lloyd's Synd. 2 (WHS) - 20%
                                                                      Nisshin F & M - 1%
                                                                      XL Mid Ocean Re - 20%

   13)      Single Period          1/1/02     12/31/02       100%     Underwriters Reinsurance - 53.75%
            Accident Year                                             London Life & General - 25%
            Aggregate XOL                                             PMA Reins. - 10%
            (Holborn)                                                 Hannover Re - 9%
                                                                      E & S Reins. - 2.25%

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date             Cover                 Limit               Retention
---------------------------------------------------------------------------------------------------------------------
                                                           offices including
                                                           Discovery Re.

Reference                         Inception   Expiration                       Projected
   No.       Name of Contract       Date         Date      Reinstatement        Premium          ROL
----------------------------------------------------------------------------------------------------

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date      % Placed         Participants
----------------------------------------------------------------------------------------------------

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date             Cover                Limit           Retention
-----------------------------------------------------------------------------------------------------------------
   14)      Workers'               1/1/02     12/31/02     Covers Workers'         $ 50,000,000      $ 75,000,000
            Compensation Cat.      1/1/03     12/31/05     Compensation            $ 50,000,000      $ 75,000,000
            XOL (Holborn)                                  treaty business

   15)      Puerto Rico ILW        7/26/02     7/25/03     Property business       $ 10,000,000      $     10,000
            XOL                                            subject to an
                                                           Industry Loss of
                                                           USD1.5 Billion

Reference                         Inception   Expiration                        Projected
   No.       Name of Contract       Date         Date      Reinstatement         Premium          ROL
------------------------------------------------------------------------------------------------------
   14)      Workers'               1/1/02     12/31/02                          $10,000,000
            Compensation Cat.      1/1/03     12/31/05     Annual Agg. Of 50M
            XOL (Holborn)

   15)      Puerto Rico ILW        7/26/02     7/25/03           Nil            $ 1,250,000      12.50%
            XOL

Reference                         Inception   Expiration
   No.       Name of Contract       Date         Date      % Placed      Participants
------------------------------------------------------------------------------------------
   14)      Workers'               1/1/02     12/31/02       100%     Swiss Re - 81.25%
            Compensation Cat.      1/1/03     12/31/05                Hannover - 15%
            XOL (Holborn)                                             E & S Reins. - 3.75%

   15)      Puerto Rico ILW        7/26/02     7/25/03       100%     ACE Tempest Re - 50%
            XOL                                                       Renaissance Re - 50%

                                    EXHIBIT C

                            Allocation of Recoveries

1. Recoveries allocable to this contract available under an Inuring Retrocession shall be allocated between the parties in proportion to the losses otherwise recoverable.

2. Any and all loss recoveries and premium adjustments allocable to this contract resulting from triggering the 2002 Holborn cover will be allocated between The St. Paul Companies and Retrocessionaire and its affiliates ("Platinum Re") based on variance from plan and in accordance with the existing methodology shown below.

Variance from plan at an underwriting year level will be the basis for the allocation. The 2000, 2001 and 2002 underwriting year plan loss ratios associated with the 2002 calendar year plan loss ratio will be compared to indicated ultimate loss ratios for the same underwriting years. These indicated ultimate loss ratios are the same ones used to determine if the Holborn cover has been triggered. The 2002 underwriting year must be segmented into three pieces. Namely, that business written on Fire and Marine paper and subject to transfer, that written on Fire and Marine paper and not subject to transfer and that written on Platinum Re paper. The distinction is warranted as the cession to Platinum Re will be net of the Holborn cover. The variance in loss ratio by underwriting year will be multiplied by the respective underwriting year's EP component in the 2002 calendar year. This is the same EP by underwriting year that was used to calculate the total 2002 Holborn Year's EP. This dollar variance will be the basis for determining the distribution to be applied to the total loss recovery and AP. It is in this manner that the total loss recovery and AP attributable to the 2002 Holborn Year will be allocated to underwriting year. To the extent that the recoveries and AP's have been allocated to the 2000 and 2001 underwriting years they will be afforded to The St. Paul Companies. Similarly, the allocation to that part of the 2002 underwriting year pertaining to non-transferred business will also be realized by The St. Paul Companies. The allocation pertaining to business written on The St. Paul paper and transferred will be used in determining the net transferred business that will be ceded to Platinum Re. The remaining allocation associated with 2002 underwriting year business written on Platinum Re paper will inure to the benefit of Platinum Re directly. The margin for the 2002 Holborn cover will be distributed based on earned premium and allocated between The St. Paul Companies and Platinum Re by underwriting year.

                                    EXHIBIT D

                      Allocation of Retrocessional Premiums

1. Ceded premium allocable to this contract will be allocated between the parties and to the underwriting year in proportion to the earned subject premium. Ceding commission will be allocated in the same manner.

2. Reinstatement premium allocable to this contract due in respect of non-proportional Inuring Retrocessions will be allocated between the parties in proportion to the related allocated recoverable losses.

3. Any and all loss recoveries and premium adjustments allocable to this contract resulting from triggering the 2002 Holborn cover will be allocated between The St. Paul Companies and Platinum Re based on variance from plan and in accordance with the existing methodology shown below.

Variance from plan at an underwriting year level will be the basis for the allocation. The 2000, 2001 and 2002 underwriting year plan loss ratios associated with the 2002 calendar year plan loss ratio will be compared to indicated ultimate loss ratios for the same underwriting years. These indicated ultimate loss ratios are the same ones used to determine if the Holborn cover has been triggered. The 2002 underwriting year must be segmented into three pieces. Namely, that business written on Fire and Marine paper and subject to transfer, that written on Fire and Marine paper and not subject to transfer and that written on Platinum Re paper. The distinction is warranted as the cession to Platinum Re will be net of the Holborn cover. The variance in loss ratio by underwriting year will be multiplied by the respective underwriting year's EP component in the 2002 calendar year. This is the same EP by underwriting year that was used to calculate the total 2002 Holborn Year's EP. This dollar variance will be the basis for determining the distribution to be applied to the total loss recovery and AP. It is in this manner that the total loss recovery and AP attributable to the 2002 Holborn Year will be allocated to underwriting year. To the extent that the recoveries and AP's have been allocated to the 2000 and 2001 underwriting years they will be afforded to The St. Paul Companies. Similarly, the allocation to that part of the 2002 underwriting year pertaining to non-transferred business will also be realized by The St. Paul Companies. The allocation pertaining to business written on The St. Paul paper and transferred will be used in determining the net transferred business that will be ceded to Platinum Re. The remaining allocation associated with 2002 underwriting year business written on Platinum Re paper will inure to the benefit of Platinum Re directly. The margin for the 2002 Holborn cover will be distributed based on earned premium and allocated between The St. Paul Companies and Platinum Re by underwriting year.

4. The $10 million of premium payable for 2002 under the Workers Compensation Catastrophe Excess of Loss $50 million excess of $75 million Retrocession Contract will be split $1 million for Platinum Re and $9 million for The St. Paul Companies. Such contract has a feature that states that for certain unfavorable experience on the Whole Account Stop Loss Cover the premium on this cover could reduce by as much as $9 million. In this event the reduction in ceded premium would benefit The St. Paul Companies exclusively. The Platinum Re share would remain at $1 million.

         The contract has a feature that allows the Retrocessionaire to renew the cover if it is in a loss position. In this event the subsequent years' premium will be split in proportion to the losses incurred to the cover.

                                    EXHIBIT E

                              Allocation of Limits

         Available limits under an Inuring Retrocession shall be allocated between the parties in proportion to the losses otherwise recoverable.

                                    EXHIBIT F

                          Form of Retrocedant's Report

Retrocedant will provide the following information separately for each coverage period on a monthly basis:

         a) Transaction listing at assumed policy level showing all revenue items including booked premiums, booked acquisition costs and paid losses entered in Retrocedant's books during the relevant accounting period.

         b) Claims listing at assumed policy level showing loss description, date of loss, paid amount and outstanding case reserve.

         c) Listing of Inuring Retrocession amounts allocated to Retrocessionaire during the relevant accounting period including details of non-proportional Inuring Retrocession premiums and recoverables.

Note 1 relating to (a) and (b): Revenue and reserve amounts will be shown in the accounting currency used by Retrocedant for the purposes of its own books.

Note 2 relating to (a) and (b): Transaction and claims listings will include gross amounts and proportional Inuring Retrocession amounts.

Note 3 relating to (c): Retrocession amounts will be paid to Retrocessionaire only following receipt by Retrocedant. These amounts together with any unpaid amounts that are due to Retrocessionaire but not yet received by Retrocedant will be included in the listing of Inuring Retrocession amounts.

                                    EXHIBIT G

                      Allocation of Administrative Expenses

Retrocessionaire shall pay to Retrocedant the "actual cost" to Retrocedant (which shall consist of Retrocedant's direct and reasonable indirect costs), as certified in good faith by Retrocedant. For greater certainty, the parties agree that "actual cost" will include any incremental and out-of-pocket costs incurred by Retrocedant in connection with the administrative services provided hereunder, including the conversion, acquisition and disposition cost of software and equipment acquired for the purposes of providing the services and the cost of establishing requisite systems and data feeds and hiring necessary personnel.

No later than 30 days following the last day of each calendar quarter, Retrocedant shall provide Retrocessionaire with a report setting forth an itemized list of the services provided to Retrocessionaire during such last calendar quarter, in a form agreed to by the parties. Retrocessionaire shall promptly (and in no event later than 30 days after receipt of such report, unless Retrocessionaire is contesting the amount set forth in the report in good faith) pay to Retrocedant by wire transfer of immediately available funds all amounts payable as set forth in such report. Each party will pay all taxes for which it is the primary obligor as a result of the provision of any service under this Agreement; provided, that Retrocessionaire shall be solely responsible for, and shall reimburse Retrocedant in respect of, any sales, gross receipts or transfer tax payable with respect to the provision of any service under this Agreement, and any such reimbursement obligation shall be in addition to Retrocessionaire's obligation to pay for such service.

                                       G-1